Exhibit 99.1

Tenon Medical Regains Compliance with Nasdaq Minimum Bid Price Requirement

Los Gatos, CA, August 24, 2026 - Tenon Medical, Inc. (NASDAQ: TNON) (“Tenon” or the “Company”), a medical device company dedicated to transforming care for patients with certain sacro-pelvic disorders, today announced that it has received notice from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Company has regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

On February 25, 2026, the Company received a letter from the Listing Qualifications staff of Nasdaq (the “Staff”) notifying it that, for the prior 30 consecutive business days, the closing bid price of the Company’s common stock had been below the $1.00 per share minimum required under the Bid Price Rule.

Following the Company’s previously announced 1-for-35 reverse stock split, effective August 10, 2026, the closing bid price of the Company’s common stock was $1.00 per share or greater for each of the 10 consecutive business days from August 10, 2026 through August 21, 2026. On August 24, 2026, the Staff notified the Company in writing that the Company has regained compliance with the Bid Price Rule and that this matter is now closed.

The Company’s common stock continues to trade on the Nasdaq Capital Market under the symbol “TNON.”

About Tenon Medical, Inc.

Tenon Medical, Inc. is a medical device company dedicated to transforming care for patients with certain sacro-pelvic disorders. Tenon was incorporated in the State of Delaware in 2012 and currently offers two systems to treat a diseased sacroiliac joint (the “SI Joint”). The Company has developed The Catamaran™ SI Joint Fusion System that offers a novel, less invasive approach to the SI Joint using a single, robust titanium implant. In August 2025, the Company acquired substantially all of the assets of SiVantage, Inc. and SIMPL Medical, LLC, including the SImmetry+® SI Joint Fusion System, which treats disorders of the SI Joint through a minimally invasive lateral access solution that incorporates well-established orthopedic fusion principles. Since the national launch of The Catamaran System in October 2022, Tenon is focused on three commercial opportunities: 1) primary SI Joint procedures, 2) revision procedures of failed SI Joint implants and 3) SI-Joint fusion adjunct to a spine fusion construct.

For more information, please visit www.tenonmed.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

The Tenon Medical logo shown above, and Catamaran®, PiSIF®, CAT PiSIF®, ETAD®, Posterior Inferior Sacroiliac Fusion®, CAT SIJ Fusion System®, Catamaran SIJ Fusion System®, Catamaran Inferior Posterior Fusion System®, Catamaran Transfixation Fusion System®, Catamaran Transfixation Fusion Device®, SImmetry® are registered trademarks of Tenon Medical, Inc. MAINSAIL™, and SImmetry+ are also trademarks of Tenon Medical, Inc.

Safe Harbor

This press release contains “forward-looking statements,” which are statements related to events, results, activities or developments that Tenon expects, believes or anticipates will or may occur in the future. Forward-looking statements often contain words such as “intends,” “estimates,” “anticipates,” “hopes,” “projects,” “plans,” “expects,” “seek,” “believes,” “see,” “should,” “will,” “would,” “target,” and similar expressions and the negative versions thereof. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to maintain compliance with Nasdaq listing requirements and the continued listing of the Company’s common stock on the Nasdaq Capital Market. Such statements are based on Tenon’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances, and speak only as of the date made. Forward-looking statements are inherently uncertain and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors. For details on the uncertainties that may cause Tenon’s actual results to be materially different than those expressed in any forward-looking statements, please review Tenon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and updated from time to time in our Form 10-Q filings and in our other public filings on file with the SEC at www.sec.gov, particularly the information contained in the section entitled “Risk Factors.” We undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise unless required by law.

IR Contact:

Shannon Devine

203-741-8811

MZ North America

tenon@mzgroup.us